EXHIBIT 99.2

Quarter Ended September 30, 2002

This presentation includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. For example, the estimates regarding the combined levels of assets, loans, and deposits are forward-looking statements. A number of important factors could cause actual results to differ materially from those in the forward- looking statement. Some factors include purchase accounting adjustments and balance sheet classification. First State is under no obligation to update any forward- looking statements.

Total Assets (in thousands) 1998 1999 2000 2001 9/30/2002 493654 566884 652729 827921 998547

Total Loans (in thousands) 9/30/2001 12/31/2001 9/30/2002 524560 548722 637300 Increase of 22% over September 30, 2001 Increase of 16% over December 31, 2001

Total Deposits (in thousands) 9/30/2001 12/31/2001 9/30/2002 620065 685022 784401 Increase of 27 % over September 30, 2001 Increase of 15 % over December 31, 2001

Net Income Third Quarter 9/30/2001 9/30/2002 2089 2285

Net Income Nine Months Ended 9/30/2001 9/30/2002 Dollars 5985 6616

Earnings per share 9/30/2001 9/30/2002 9/30/2001 9/30/2002 0.41 0.36 1.19 1.21

Income Statement Highlights (in thousands except per share amounts)

Allowance for Loan Losses 1997 1998 1999 2000 2001 2002 Balance 3279 3875 5387 6307 7207 8048 % of Total Loans 0.0114 0.0116 0.0126 0.0137 0.0131 0.0126

Non Performing Assets (in thousands)

Allowance for Loan Losses (in thousands)

Post 10/1/2002 Merger Estimates* Assets Loans Deposits First Community 373088 346515 240459 First State 998546 637300 784401 Estimated Combined 1320830 983815 1024860